Exhibit 99.1

                ION Networks Announces $750,000 Equity Financing


    SOUTH PLAINFIELD, N.J.--(BUSINESS WIRE)--April 5, 2005--ION Networks Incorporated (OTC: IONN.OB), a leading provider of solutions that secure access and administration to a wide variety of devices serving voice and data networks, announced today that it has executed a private equity investment agreement with New York based institutional investment firm Special Situations Funds for $750,000.
    Pursuant to the financing, the Company issued an aggregate 4,411,765 shares of common stock to five different Special Situations Funds at a per share price of $0.17. In addition, the Company also issued warrants to purchase an additional 2,205,882 shares of common stock, which if exercised in full, would provide an additional $507,352. The warrants will expire on March 30, 2010 and are exercisable at a per share price of $0.23, subject to anti-dilution adjustments. The Company also has the right to call the warrants in the event that the common stock trading price exceeds $.69 per share for twenty consecutive trading sessions.
    "This investment from Special Situations Funds, a longtime ION shareholder, will accelerate the Company's new product development in order to meet our customers' current and future network security requirements," said Norman E. Corn, Chief Executive Officer of ION. "It provides ION the resources necessary to execute its marketing strategy and support our recently launched ION Secure Modem and the April launch of our new suite of ION Secure Administrative Appliances."

    About ION Networks

    ION, headquartered in New Jersey, is a leading provider of products that protect network administrative interfaces from improper, unauthorized or otherwise undesirable access by either external or internal sources. ION, founded in 1982 as MicroFrame, has over 300 customers in 35 countries. There are over 50,000 ION devices currently in use today worldwide. ION distributes its products through partnering arrangements with large well-known telecommunications and service providers, such as Avaya and AT&T and counts many Fortune 500 companies among their clients.

    More information can be obtained from www.ion-networks.com.

    This press release does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

    Included in this release are certain "forward-looking" statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. Actual future results may differ materially from those anticipated. The factors that could cause actual future results to differ materially from the forward-looking statements include the following: sales and earnings growth, ability to attract and retain personnel, technological changes, product development, competition, protection of our intellectual property, our working capital balance and our reliance on several key customers and members of our management, uncertainties relating to global political conditions, such as terrorism. Information with respect to important factors that should be considered is contained in the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

    ION Networks(TM) is a trademark of ION Networks, Incorporated. All other trademarks and registered trademarks in this document are the properties of their respective owners.


    CONTACT: ION Networks Incorporated
             Press:
             Mark Santus, 908-546-3903
             Investor:
             Patrick E. Delaney, 908-546-3882
             investor-relations@ion-networks.com

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